UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	83-1482060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 W. 19th Street, 8th Floor, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock	NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.    ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-228339

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Amendment No. 1 (this “Amendment”) to Form 8-A (the “Registration Statement”) is being filed pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by New Fortress Energy Inc., a Delaware corporation (the “Corporation”), as the successor registrant to New Fortress Energy LLC, a Delaware limited liability company (the “LLC”).  Effective at 12:01 a.m. (Eastern Time) on August 7, 2020, the LLC converted from a Delaware limited liability company to a Delaware corporation (the “Conversion”). In accordance with Rule 12g-3 under the Exchange Act, upon the effective time of the Conversion, the Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Corporation was deemed to be registered under Section 12(b) of the Exchange Act as the Corporation is deemed to be the successor registrant to the LLC. The Corporation expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Exchange Act. The Class A Common Stock will continue to trade on the NASDAQ Global Select Market under the ticker symbol “NFE.”

This Amendment amends the Registration Statement as follows:

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class A Common Stock is contained in “Description of Capital Stock” set forth in Exhibit 99.1 to the Corporation’s Current Report on Form 8-K filed on August 7, 2020, which is incorporated herein by reference.

Item 2.	Exhibits.

3.1	Certificate of Conversion to a Corporation of New Fortress Energy LLC (incorporated herein by reference to Exhibit 99.2 of the Company’s Quarterly Report on Form 10-Q filed on August 4, 2020)

3.2	Certificate of Incorporation of New Fortress Energy Inc. (incorporated herein by reference to Exhibit 99.3 of the Company’s Quarterly Report on Form 10-Q filed on August 4, 2020)

3.3	Bylaws of New Fortress Energy Inc. (incorporated herein by reference to Exhibit 99.4 of the Company’s Quarterly Report on Form 10-Q filed on August 4, 2020)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW FORTRESS ENERGY INC.

By:	/s/ Christopher S. Guinta
Name: Christopher S. Guinta
Title: Chief Financial Officer

Date: August 7, 2020